Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FIRST QUARTER 2021 RESULTS

First quarter 2021 results:

•	Quarterly revenue of $506 million
•	Semi-Cap revenue growth of 37% year-over-year
•	Computing revenue growth of 19% year-over-year
•	Higher-value markets revenue mix of 80%
•	GAAP diluted EPS of $0.22 and non-GAAP diluted EPS of $0.21
•	Cash from operations of $37 million and free cash flow of $30 million

TEMPE, AZ, April 28, 2021 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2021.

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
In millions, except EPS	2021	2020	2020
Sales	$506	$521	$515
Net income(2)	$8	$8	$4
Net income – non-GAAP(1)(2)	$8	$13	$8
Diluted earnings per share(2)	$0.22	$0.21	$0.10
Diluted EPS – non-GAAP(1)(2)	$0.21	$0.34	$0.22
Operating margin(2)	2.4%	2.3%	1.3%
Operating margin – non-GAAP(1)(2)	2.3%	3.4%	2.3%

(1)	A reconciliation of GAAP and non-GAAP results is included below.
(2)

Results for the first quarter ended March 31, 2021, fourth quarter ended December 31, 2020 and first quarter ended March 31, 2020 include the impact of approximately $1.4 million, $1.6 million and $0.7 million of net COVID-19 related costs, respectively.

“We delivered another solid quarter of revenue, earnings, and cash generation in line with our expectations,” said Jeff Benck, Benchmark's President and CEO.  “We are particularly pleased with continued strength in the Semi-Cap market where revenues were up 37% year-over-year in the first quarter and are now forecasted to be up greater than 20% for the full year 2021.”

Benck continued, “Overall demand across many of our market sectors is strengthening and we expect this to continue through the year.  In the near-term, we are proactively working with our customers and suppliers to manage supply chain constraints. We remain focused on our strategic objectives which gives us confidence that we will grow revenue, margins, and earnings in 2021.”

Cash Conversion Cycle

	Mar 31,	Dec 31,	Mar 31,
	2021	2020	2020
Accounts receivable days	49	53	56
Contract asset days	26	25	28
Inventory days	69	63	65
Accounts payable days	(64)	(54)	(61)
Advance payments from customers days	(15)	(16)	(7)
Cash Conversion Cycle days	65	71	81

First Quarter 2021 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Mar 31,		Dec 31,		Mar 31,
Higher-Value Markets	2021		2020		2020
Medical	$109	21%	$111	21%	$118	23%
Semi-Cap	113	22	101	20	83	16
A&D	89	18	111	21	119	23
Industrials	95	19	97	19	103	20
	$406	80%	$420	81%	$423	82%

	Mar 31,		Dec 31,		Mar 31,
Traditional Markets	2021		2020		2020
Computing	$44	9%	$46	9%	$36	7%
Telecommunications	56	11	55	10	56	11
	$100	20%	$101	19%	$92	18%
Total	$506	100%	$521	100%	$515	100%

Overall, higher-value market revenues were down 4% year-over-year from softness in commercial aerospace (in A&D), industrials and medical elective surgeries. Traditional market revenues were up 8% year-over-year primarily from strength in the computing sector.

Second Quarter 2021 Outlook

•	Revenue between $515 - $555 million
•	Diluted GAAP earnings per share between $0.18 - $0.24
•	Diluted non-GAAP earnings per share between $0.23 - $0.29 (excluding restructuring charges and other costs and amortization of intangibles)
•

This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers. Guidance also assumes no material changes to end market conditions due to COVID-19.

Restructuring charges are expected to range between $0.8 million and $1.2 million in the second quarter and the amortization of intangibles is expected to be $1.7 million in the second quarter.

First Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time.  The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, May 5, 2021 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, Senior Vice President, Chief Strategy Officer

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning future operating results, our ability to generate sales, income or cash flow, the anticipated impact of the COVID-19 pandemic, the outlook and guidance for second quarter 2021 results, our anticipated plans and responses to the COVID-19 pandemic, our expected revenue mix, our business strategy and strategic initiatives, our repurchases of shares of our common stock and our intentions concerning the payment of dividends, among others, are forward-looking statements. Although we believe these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond our ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2020 and in any of our subsequent reports filed with the Securities and Exchange Commission (SEC). In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including government and other third-party responses to it and the consequences for the global economy, our business and the businesses of our suppliers and customers, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to us as of the date of this document, and we assume no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
Sales	$505,721	$514,964
Cost of sales	463,494	471,603
Gross profit	42,227	43,361
Selling, general and administrative expenses	30,548	31,575
Amortization of intangible assets	1,598	2,381
Restructuring charges and other costs	1,591	2,915
Ransomware incident related costs (recovery), net	(3,444)	—
Income from operations	11,934	6,490
Interest expense	(2,149)	(1,702)
Interest income	165	599
Other income (expense), net	(276)	(662)
Income before income taxes	9,674	4,725
Income tax expense	1,757	873
Net income	$7,917	$3,852
Earnings per share:
Basic	$0.22	$0.10
Diluted	$0.22	$0.10
Weighted-average number of shares used in calculating earnings per share:
Basic	36,250	36,790
Diluted	36,711	37,071

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$400,428	$390,808
Restricted cash	—	5,182
Accounts receivable, net	276,287	309,331
Contract assets	148,205	142,779
Inventories	355,164	327,377
Other current assets	33,356	26,874
Total current assets	1,213,440	1,202,351
Property, plant and equipment, net	183,294	185,272
Operating lease right-of-use assets	88,915	79,966
Goodwill and other, net	275,104	276,646
Total assets	$1,760,753	$1,744,235

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$9,209	$9,161
Accounts payable	325,226	282,208
Advance payments from customers	76,833	84,122
Accrued liabilities	93,842	105,645
Total current liabilities	505,110	481,136
Long-term debt and finance lease obligations, less current installments	128,862	131,051
Operating lease liabilities	79,659	72,120
Other long-term liabilities	69,575	70,340
Shareholders’ equity	977,547	989,588
Total liabilities and shareholders’ equity	$1,760,753	$1,744,235

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income	$7,917	$3,852
Depreciation and amortization	11,055	12,192
Stock-based compensation expense	2,850	2,739
Accounts receivable, net	32,561	6,414
Contract assets	(5,426)	1,099
Inventories	(28,700)	(23,769)
Accounts payable	42,439	14,882
Advance payments from customers	(7,289)	1,785
Other changes in working capital and other, net	(18,794)	(22,303)
Net cash provided by (used in) operations	36,613	(3,109)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(6,422)	(12,896)
Other investing activities, net	13	1,405
Net cash used in investing activities	(6,409)	(11,491)

Cash flows from financing activities:
Share repurchases	(13,052)	(19,329)
Net debt activity	(2,255)	92,813
Other financing activities, net	(8,453)	(6,946)
Net cash provided by (used in) financing activities	(23,760)	66,538

Effect of exchange rate changes	(2,006)	(4,108)
Net increase in cash and cash equivalents and restricted cash	4,438	47,830
Cash and cash equivalents and restricted cash at beginning of year	395,990	363,956
Cash and cash equivalents and restricted cash at end of year	$400,428	$411,786

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Income from operations (GAAP)	$11,934	$11,857	$6,490
Restructuring charges and other costs	1,591	4,490	1,908
Ransomware incident related costs (recovery), net	(3,444)	(45)	—
Impairment	—	—	1,007
Customer insolvency (recovery)	(32)	(553)	—
Amortization of intangible assets	1,598	1,979	2,381
Non-GAAP income from operations	$11,647	$17,728	$11,786

Gross Profit (GAAP)	$42,227	$50,661	$43,361
Customer insolvency (recovery)	(32)	(553)	—
Non-GAAP gross profit	$42,195	$50,108	$43,361

Net income (GAAP)	$7,917	$7,695	$3,852
Restructuring charges and other costs	1,591	4,490	1,908
Ransomware incident related costs (recovery), net	(3,444)	(45)	—
Customer insolvency (recovery)	(32)	(553)	—
Amortization of intangible assets	1,598	1,979	2,381
Impairment	—	—	1,007
Income tax adjustments(1)	169	(1,006)	(1,078)
Non-GAAP net income	$7,799	$12,560	$8,070

Diluted earnings per share:
Diluted (GAAP)	$0.22	$0.21	$0.10
Diluted (Non-GAAP)	$0.21	$0.34	$0.22

Weighted-average number of shares used in
calculating diluted earnings per share:
Diluted (GAAP)	36,711	36,596	37,071
Diluted (Non-GAAP)	36,711	36,596	37,071

Net cash provided by (used in) operations	$36,613	$94,823	$(3,109)
Additions to property, plant and equipment and software	(6,422)	(10,417)	(12,896)
Free cash flow (free cash flow used)	$30,191	$84,406	$(16,005)

(1)	This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.